                                                                   Exhibit 10.39


      POLO RALPH LAUREN CORPORATION PROFIT SHARING RETIREMENT SAVINGS PLAN

            The following amendments are in part intended as a good faith effort at compliance with the requirements of the Economic Growth and Tax Relief Reconciliation Act ("EGTRRA") and are to be construed in accordance with EGTRRA, and other recent changes required by applicable federal law, and the guidance issued thereunder, and in part reflect a change in the treatment of forfeitures. To the extent the provisions of the Polo Ralph Lauren Corporation Profit Sharing Retirement Savings Plan (the "Plan") are inconsistent with the provisions of the following amendments, the provisions of this Amendment shall supersede those provisions of the Plan. Except as specifically provided otherwise, the following amendments are effective as of March 31, 2002 (except to the extent otherwise required by applicable law) and only with respect to employees who have at least one hour of service after March 31, 2002:

1.    Section 1.14 of the Plan shall be amended and restated, as follows:

      1.14 Compensation means, except as hereafter specified, salary and wages, overtime pay, fees, tips, profits, bonuses and commissions paid by the Employer to an Employee, including the Basic Contribution made hereunder during the Plan Year, elective deferrals made pursuant to section 125 of the Code, amounts not includable in a Employee's gross income pursuant to section 132(f) of the Code, and all other earnings reportable under sections 6041 and 6051 of the Code on Form W-2 received by an Employee from the Employer, but excluding all other Employer contributions to benefit plans and all other forms of compensation such as severance pay. For purposes of Section 7, the Employer may elect for a specific Plan Year to limit the period taken into account for the determination of Compensation to the period during which the Employee is a Member. This limit shall be applied uniformly to all Members under the Plan for the Plan Year in accordance with section 1.401(k)-1(g)(2)(i). Notwithstanding the preceding sentence, for any Plan Year beginning on or after March 31, 2002, Compensation shall exclude any remuneration received by a Member in excess of $200,000, as adjusted for cost-of-living increases in accordance with section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (a determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the annual compensation limit, as adjusted, will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

            (a) For purposes of the nondiscrimination tests set forth in Section 7, and except as provided in section 414(s) of the Code, Compensation means any income received by the Employee from the Employer in accordance with section 415(c)(3) of the Code, for the Plan Year for which compliance with the tests is being measured.

            (b) For purposes of measuring the limits set forth in section 415 of the Code, and except as provided in section 414(s) of the Code, Compensation means any income received by the Employee from the Employer in accordance with section

415(c)(3) of the Code, for the Plan Year for which compliance with the tests is being measured, but specifically excluding the following:

                  (i) Employer contributions made on behalf of an Employee to a SEP to the extent they are deductible by the Employee under section 219(b)(2) of the Code;

                  (ii) distributions from a deferred compensation plan (except from an unfunded nonqualified plan when includible in gross income);

                  (iii) amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                  (iv) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

                  (v) other amounts which receive special tax benefits, such as premiums for group term life insurance (to the extent excludable from gross income) and Employer contributions towards the purchase of an annuity contract described in section 403(b) of the Code.

2.    Section 3.7(a) of the Plan shall be amended and restated, as follows:

      (a) In no event shall the Annual Addition for a Member exceed the lesser of:

            (i) 100% of the Member's Compensation, under Section 1.14(b), for the Limitation Year; or

            (ii) the "defined contribution dollar limitation," which shall mean $40,000, as adjusted for increases in the cost-of-living under section 415(d) of the Code.

3.    The second paragraph of Section 5.2 is amended and restated, as follows:

               Said Forfeitures which arise with respect to any given Plan Year shall be applied as follows, to the maximum extent possible, and in the following order:

                  (a) To pay all administrative expenses of the Plan with
            respect to such Plan Year which, in accordance with the provisions of Section 11.3, are to be paid from the Trust.

                  (b) To be allocated to Members' accounts under the Plan, so as to constitute the Additional Basic Contribution (as provided for under clause (ii) of the second paragraph of Section 7.2(a)) which the Employer otherwise elects to make with respect to such Plan Year.

                  (c) To be allocated to Members' accounts under the Plan, so as to constitute the additional contribution (as provided for under clause (ii) of the second paragraph of Section 7.9(a)) which the Employer otherwise elects to make with respect to such Plan Year.

                  (d) To be reallocated as additional Profit Sharing
            Contributions with respect to such Plan Year, in accordance with
            Section 3.1, to Members still employed on the last day of such Plan Year. Solely for these purposes, a Member shall be deemed to be employed on the last day of such Plan Year if such Member terminated employment with the Employer on the Friday before the Saturday that is the last day of such Plan Year

4. Section 6.2 of the Plan is amended to add a new sentence to the end thereof, as follows:

      For the purpose of the previous sentence, the value of a Member's vested Accrued Benefit shall be determined with regard to that portion of such vested Accrued Benefit that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code.

5. Section 6.6 of the Plan is amended and restated, as follows:

      6.6 Mandatory Distributions.

            (a) Notwithstanding anything in the Plan to the contrary, distributions under the Plan shall meet requirements of section 401(a)(9) of the Code, which requirements are incorporated herein by reference, including the minimum distributable incidental benefit requirements of Section 401(a)(9)(G) of the Code.

            (b) Generally, section 401(a)(9) of the Code requires that a Member's benefits shall commence to be distributed to him not later than April 1 of the calendar year following the later of (x) the calendar year in which the Member attains age 70-1/2, or (y) the calendar year in which the Member retires; provided that clause (y) shall not apply to any Member who is a "five (5) percent owner" (as defined in section 416(i) of the Code).

            (c) To the maximum extent permitted under the Code, and only in the event that a later required commencement date shall occur, the restrictions imposed by this Section shall not apply if a Member has, prior to January 1, 1984, made a written designation to have his retirement benefit paid in an alternative method acceptable under section 401(a) of the Code as in effect prior to the enactment of the Tax Equity and Fiscal Responsibility Act of 1982. Any such written designation made by a Member shall be binding upon the Plan Administrator. The Member shall be required to withdraw during any Plan Year only the minimum amount required to satisfy the Code.

            (d) With respect to distributions under the Plan, effective March 31, 2002, the Plan will apply the minimum distribution requirements of Code
Section 401(a)(9) in accordance with the regulations under Code Section 401(a)(9) as issued on

April 17, 2002, and other subsequent guidance, notwithstanding any provision of the Plan to the contrary.

6. Section 6.8 of the Plan is amended and restated, as follows:

      6.8 Rollovers Into the Plan. Subject to approval of the Plan Administrator, an Employee may roll over to the Trust amounts accumulated for the Employee under a qualified plan described in section 401(a) or 403(a) of the Code, an annuity contract described in section 403(b) of the Code, or an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state. The amount rolled over shall become subject to all of the terms and conditions of this Plan and Trust Agreement after it is rolled over, except that it shall be fully vested and nonforfeitable at all times. The amounts rolled over shall be deposited in a separate account herein referred to as an Employee's Rollover Account and shall be invested as other accounts. An Employee who makes a rollover contribution to this Plan shall not otherwise participate in the Plan until he qualifies as an Eligible Employee hereunder. Notwithstanding anything herein to the contrary, an Employee may not rollover any amounts that would otherwise not be includible in gross income.

7. Sections 6.10(d)(iii) and (iv) of the Plan are amended and restated, as follows:

      (iii) the Member's elective and after-tax contributions under this Plan (and any other qualified or nonqualified plan of deferred compensation maintained by an Affiliated Company) are suspended under a legally enforceable arrangement for at least twelve months (for distributions on account of hardship after March 30, 2002, six months) after receipt of the hardship distribution; and

      (iv) with respect to any Member whose suspension period under clause
(iii), above, ends prior to March 31, 2002, the Member may not make elective contributions for the Member's taxable year immediately following the taxable year of the hardship distribution in excess of the Dollar Limit for such next taxable year less the amount of such Member's elective contributions for the taxable year of the hardship distribution.

8. Section 7.9(e)(i) is amended and restated, as follows:

      (i) the Employee's Retirement, death, Disability or severance from employment;

9. Section 7.14 of the Plan is amended and restated, as follows:

      7.14 [Reserved]

10. Section 8.2(a) of the Plan is amended and restated, as follows:

      (a) "Compensation" means Compensation, as defined in Section 1.14 for an entire Plan Year.

11. Section 8.2(d) of the Plan is amended and restated, as follows:

      (d) "Key Employee" means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Employer having annual Compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual Compensation of more than $150,000. The determination of who is a Key Employee will be made in accordance with section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

12. Section 8.2(h)(viii) shall be amended and restated, as follows:

      (viii) The present values of Accrued Benefits and the amounts of Account Balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under section 416(g)(2) of the Code during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from employment, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period." The Accrued Benefits and Account Balances of any individual who has not performed services for the Employer during the 1-year period ending on the Determination Date shall not be taken into account.

13. Section 8.4 of the Plan is amended and restated, as follows:

      8.4   Minimum Contribution Rate.

            (a) For any Plan Year in which this Plan is Top-Heavy, a minimum contribution shall be made for each Non-Key Employee as of the last day of the Plan Year which shall equal the lesser of:

                  (i) three (3%) percent of Compensation; or

                  (ii) the highest Contribution Rate received by a Key Employee in that Plan Year.

            (b) This Top-Heavy Contribution shall be made irrespective of such Non-Key Employee's Hours of Service, Compensation or failure to make contributions, as applicable hereunder.

            (c) Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of the foregoing Section 8.4(a) of the Plan and section 416(c)(2) of the Code. Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as Matching Contributions for purposes of the actual contribution percentage test and other requirements of section 401(m) of the Code.

14. Section 16.2(b) of the Plan is amended and restated, as follows:

            (b) Eligible Retirement Plan. An Eligible Retirement Plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, an annuity contract described in section 403(b) of the Code, or a qualified trust that is part of a defined contribution plan described in section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. An Eligible Retirement Plan shall also mean an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from the Plan. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in section 414(p) of the Code.

                  The Plan is amended to provide that an individual's "termination of employment" includes an individual's "severance from employment."